UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

January 12, 2021

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(855) 767-2400

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	PRCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Homeowners of America Holding Corporation (HOA) Acquisition and Merger Agreement

On January 13, 2021, Porch Group, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Homeowners of America Holding Corporation, a Delaware corporation ("HOA"), HPAC, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the "Merger Sub"), and HOA Securityholder Representative, LLC, solely in its capacity as the representative (the "Securityholder Representative") of the securityholders of HOA (the "Securityholders").

Pursuant to the terms of the Merger Agreement, the Company will acquire HOA through the merger of Merger Sub with and into HOA, with HOA surviving such merger as a wholly-owned subsidiary of the Company (the "Merger"), at which time all equity securities of HOA will be converted into the right to receive the applicable portion of merger consideration pursuant to the terms and subject to the conditions set forth in the Merger Agreement, as more fully set forth under "Consideration" below.

Consideration

Under the terms of the Merger Agreement, the consideration to be paid in the Merger is (i) $100 million, as may be adjusted in accordance with the terms of the Merger Agreement, of which up to $25 million may be payable in Company common stock at the election of the Company (the "Stock Election"), (ii) 500,000 additional shares of Company common stock subject to the trading price of Company common stock equaling or exceeding $22.50 for twenty (20) out of thirty (30) consecutive trading days in the two (2) year period following the Merger (the "Contingent Consideration") and (iii) a retention pool under the 2020 Porch Group, Inc. Stock Incentive Plan (the "2020 Plan") of shares of restricted Company common stock in an amount equal to $510,000 and up to 100,000 options for acquisition of Company common stock to retain key employees of HOA, in each case upon the terms and subject to the conditions of the Merger Agreement. The Company may make the Stock Election at any time prior to the sixth business day preceding the date upon which the Effective Time occurs (the "Closing Date"). The number of shares of Company common stock which the Company will issue in connection with the Stock Election will be determined based upon the volume-weighted average per-share price (VWAP) of Company common stock over the seven (7) consecutive trading days ending on the trading day immediately prior to the Closing Date. The Contingent Consideration is more particularly described under "Earn Out" below.

At the effective time of the Merger (the "Effective Time"), each share of common stock, par value $0.01 per share, of HOA ("HOA Common Stock") that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of HOA Common Stock, if any, held in the treasury of the Company) will be converted into and become the right to receive the applicable portion of the total merger consideration in accordance with the Merger Agreement. Only holders of HOA Common Stock that are "accredited investors" (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act")) are entitled to receive shares of Company common stock in the Stock Election or Contingent Consideration (in each case, to the extent applicable).

In addition, as of the Effective Time, each option to purchase HOA Common Stock ("HOA Option") shall automatically be cancelled and extinguished and in consideration therefor, the holder of any HOA Option which is vested as of the Effective Time or becomes vested by virtue of the Merger and with respect to which the exercise price is less than the sum of the consideration received by such holder in the Merger shall be entitled to receive certain cash and stock consideration with respect to such HOA Option.

Earn Out

The Contingent Consideration will become payable if the closing price of Company common stock is greater than or equal to $22.50 over any twenty (20) trading days within any thirty-(30-) consecutive trading day period between the Closing Date and the second anniversary of the Closing Date (the "$22.50 Share Price Milestone"). Within fifteen (15) business days following the occurrence of the $22.50 Share Price Milestone, the Company will issue to each Securityholder as of immediately prior to the Merger its respective share of the Contingent Consideration. In addition, if there is a "Change of Control" (as defined in the Merger Agreement) of the Company prior to the second anniversary of the Closing Date that will result in Company stockholders receiving a price per share equal to or in excess of $22.50 in value, then the Contingent Consideration that has not been previously issued by the Company (whether or not previously earned) will be deemed earned and issued by the Company to the Securityholders of HOA as of immediately prior to the occurrence of such Change of Control. If such a Change of Control occurs in which each share of Company common stock receives consideration having a value less than $22.50 and the consideration is not paid entirely in cash, the acquirer will be required to assume the obligation to pay a comparable payment if a subsequent sale transaction occurs prior to the second anniversary of the Closing Date.

Indemnification

$1.0 million (or one percent (1%) of the base purchase price) will be held back in order to indemnify, defend and hold harmless the Company, Merger Sub, the surviving corporation in the Merger and each of their respective officers, directors, employees, partners, members, agents and affiliates against all losses incurred or suffered by them directly or indirectly as a result of or in connection with (i) any inaccuracies in or breach of any representation or warranty of HOA set forth in the Merger Agreement or in any certificate, document or other instrument delivered in connection with the Merger Agreement; (ii) any failure by HOA to fully perform, fulfill or comply with any of its pre-closing covenants set forth in the Merger Agreement; (iii) certain pre-closing taxes; and (iv) certain other specified matters. The indemnification obligations are capped at the indemnity holdback amount and no claims (other than covenant breaches or for pre-closing taxes) shall be indemnified except to the extent the aggregate amount of the indemnifiable losses exceed a deductible of $250,000.

Representations and Warranties and Covenants

The Merger Agreement contains customary representations and warranties of the parties thereto.

The Merger Agreement includes customary covenants of HOA with respect to operation of the business prior to consummation of the Merger. The Merger Agreement also contains additional covenants of the parties, including, among others, (a) requirement to make appropriate filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and (b) preparation and filing of a Form A filing with the Texas Department of Insurance (the "Form A Filing").

The Merger Agreement includes customary resale registration rights for certain HOA Securityholders with respect to the shares of Company common stock such holders will receive upon consummation of the Merger (assuming the Stock Election is made).

The Merger Agreement also contains customary pre-closing exclusivity provisions prohibiting HOA and its subsidiaries from initiating, soliciting, entertaining or otherwise encouraging an a purchase of a majority of HOA's outstanding equity or any merger, sale of substantially all of the assets of HOA and its subsidiaries or similar transactions (subject to limited exceptions specified therein) or entering into any contracts or agreements in connection therewith.

Closing Conditions

Consummation of the Merger is generally subject to customary conditions of the respective parties, including (a) expiry or termination of all applicable waiting periods under HSR and the receipt of required regulatory approvals, (b) the absence of any law or governmental order preventing the consummation of the Merger and (c) certain matters related to registration rights for existing HOA Securityholders. In addition, the Merger is conditioned on receipt of all necessary approvals from the Texas Department of Insurance. HOA shareholder approval in the form of a written consent of the shareholders of HOA necessary to approve the consummation of the Merger has been delivered to the Company.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Effective Time, including by mutual written consent or if the Merger have not been consummated on or prior to October 13, 2021 (subject to extensions for delays as set forth in the Merger Agreement).

The foregoing description of the Merger Agreement is not complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein.

V12 Data Acquisition and Purchase Agreement

On January 12, 2021, Porch.com, Inc. ("Porch") acquired 100% of the equity interests of Datamentors, LLC d/b/a V12 Data, a Delaware limited liability company ("V12 Data"), from Datamentors Intermediate, LLC, a Delaware limited liability company ("Datamentors Intermediate"), pursuant to the terms of a Membership Interest Purchase Agreement (the "Purchase Agreement"), by and among Porch, V12 Data and Datamentors Intermediate. The total purchase price paid by Porch at closing was approximately $22 million in cash, subject to certain customary adjustments set forth in the Purchase Agreement, plus up to $6.0 million of contingent purchase price payments, payable (at the Company's election) in either cash or shares of Company common stock (such amount of shares of Company common stock to be determined based upon the VWAP of Company common stock over the ten (10) consecutive trading days ending two (2) days prior to the date of issuance), and subject to the achievement of certain V12 Data financial performance targets during the 2021 and 2022 calendar years. In addition, the Company has agreed to provide a retention pool under the 2020 Plan of up to 100,000 shares of restricted Company common stock to retain key employees of V12 Data and contingent compensation (subject to the achievement of certain post-closing milestones) of up to an additional $6.0 million in cash or shares of Company common stock (at the Company's election) to certain key employees of V12 Data.

The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by, reference to the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.2 and incorporated by reference herein.

Each of the Merger Agreement and Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the respective date of the Merger Agreement and Purchase Agreement, as applicable, or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. In particular, the assertions embodied in the representations and warranties in the Merger Agreement and Purchase Agreement, as applicable, were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters or disclosure schedules prepared in connection with the execution and delivery of the Merger Agreement and Purchase Agreement, as applicable, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement and Purchase Agreement, as applicable, are not necessarily characterizations of the actual state of facts about the Company, HOA, V12 Data or the other parties at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the "SEC").

Runway Loan Agreement Amendment

On January 13, 2021, Porch, the other borrowers party thereto, the Company and certain subsidiaries of the Company (other than Porch), as guarantors, entered into a second amendment (the "Runway Loan Amendment") to the existing Loan and Security Agreement, dated as of July 22, 2020 (as amended, the "Runway Loan Agreement"), with Runway Growth Credit Fund Inc. to, among other things, add a commitment for a supplemental term loan in the aggregate amount of up to $10 million to the existing aggregate principal amount of $40 million outstanding under the Runway Loan Agreement (as amended, the "Runway Loan"). Porch did not borrow any additional amounts in connection with entering into the Runway Loan Amendment.

The Runway Loan is secured by a first priority lien on any and all properties, rights and assets of Porch, is guaranteed by the Company and all of Porch's subsidiaries and such guarantees are secured by any and all properties, rights and assets of the Company and each such subsidiary. The maturity date of the Runway Loan is December 15, 2024. Interest is payable monthly in arrears at a variable rate of interest equal to the greater of 0.55% or the LIBO rate (as defined in the Runway Loan Agreement) plus 8.0%. Principal payments are required beginning on January 15, 2024 in equal monthly instalments through the maturity date. A prepayment fee of 2%, 1.5%, 1% or 0.5% of the outstanding loan amount is due if the loan is repaid prior to the first, second, third or fourth anniversary dates, respectively, of the Runway Loan Agreement. There is a final payment fee of $1.995 million or 3.5% of any partial payment, which is reflected as a discount on the loan and is accreted to interest expense using the effective interest method over the term of the loan or until extinguishment of the related loan.

The Runway Loan Agreement contains customary representations, warranties, covenants and events of default for loans of this type. Among other things, an event of default will result from a failure to pay principal or interest when due, breach of covenants, including the occurrence of a change of control or institution of a judgment above a threshold. The Runway Loan Agreement restricts the ability of the Company and its subsidiaries to, among other things, incur debt or encumber assets, engage in mergers, consolidations or make acquisitions, and pay dividends, subject, in each case, to certain negotiated exceptions as set forth in the Runway Loan Agreement.

Upon the occurrence of an event of default (as defined in the Runway Loan Agreement), the loan may become immediately due and payable and bear interest at a rate equal to 5% higher than the then-applicable interest rate. The financial covenants require the Company to maintain a minimum level of cash at $3 million, minimum revenue of $15.356 million in the quarter ended December 31, 2020, and 70% of projected revenue in all future quarters.

The foregoing description of the Runway Loan Agreement and Runway Loan Amendment are not complete and are subject to, and qualified in their entirety by, reference to the Runway Loan Agreement and Runway Loan Amendment. A copy of the Runway Loan Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On January 14, 2021, the Company issued a press release announcing, among other things, certain of its consolidated preliminary estimates of unaudited financial results for the year ended December 31, 2020. A copy of such press release is furnished herewith as Exhibit 99.1. A related investor presentation has also been posted to the Investor Relations section of the Company's website located at www.porchgroup.com. Information contained on the Company's website or connected thereto does not constitute part of, and is not incorporated by reference into, this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 2.03 Creation of a Direct Financial Obligation or Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure set forth under the caption "Runway Loan Agreement Amendment" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under the caption "Homeowners of America Holding Corporation (HOA) Acquisition and Merger Agreement" in Item 1.01 is incorporated herein by reference. None of the shares of Company common stock to be issued in connection with the Merger will be registered under the Securities Act at the time of sale, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Certain recipients of shares of Company common stock in connection with the Merger will have registration rights with respect to such shares of Company common stock.

Item 7.01 Regulation FD Disclosure.

On January 14, 2021, the Company issued a press release announcing, among other things, certain preliminary 2020 financial results and updated 2021 guidance. A copy of such press release is furnished herewith as Exhibit 99.1. A related investor presentation has also been posted to the Investor Relations section of the Company's website located at www.porchgroup.com. Information contained on the Company's website or connected thereto does not constitute part of, and is not incorporated by reference into, this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1*+	Agreement and Plan of Merger, dated as of January 13, 2021, by and among Porch Group, Inc., Homeowners of America Holding Corporation, HPAC, Inc., and HOA Securityholder Representative, LLC, solely in its capacity as the Securityholder Representative.
2.2*+	Membership Interest Purchase Agreement, dated as of January 12, 2021, by and among Porch.com, Inc., Datamentors Intermediate, LLC and Datamentors, LLC d/b/a V12 Data.
10.1*+	Second Amendment to Loan and Security Agreement, dated as of January 13, 2021, by and among Porch.com, Inc., the other borrowers party thereto, Porch Group, Inc. and the other guarantors party thereto, the lenders party thereto and Runway Growth Credit Fund, Inc., as administrative agent and collateral agent for such lenders.
99.1*	Press Release issued by Porch Group, Inc. on January 14, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.

+	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Martin L. Heimbigner
	Name:	Martin L. Heimbigner
	Title:	Chief Financial Officer

Date: January 14, 2021